Exhibit 3.2

BYLAWS

OF

RETINALGENIX TECHNOLOGIES INC.

(a Delaware corporation)

as of December 1, 2017

-i-

-ii-

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings.

All meetings of stockholders shall be held at the registered office of RetinalGenix Technologies Inc., a Delaware corporation (the “Corporation”), in the State of Delaware or at such other place or places within or without the State of Delaware as may be specified in the notices of such meetings. Notwithstanding the foregoing, the Board of Directors of the Corporation (the “Board”) may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law.

Section 2. Annual Meeting.

An annual meeting of stockholders for the election of directors and the transaction of such other business as may be properly brought before such meeting shall be held on such date and at such time as the Board may from time to time determine. Any annual meeting of stockholders may be adjourned in accordance with Sections 5(c) and 7(b) of this Article I from time to time until the business to be transacted at such meeting is completed.

Section 3. Special Meetings.

Special meetings of the stockholders may be called at any time by the Board or by the Chairman of the Board (the “Chairman”), or, in the absence or disability of the Chairman (including an absence because no Chairman shall have been designated), the President. A special meeting shall be called by the Chairman, the President or by the Secretary immediately upon receipt of a written request therefor by a stockholder or stockholders holding shares of capital stock of the Corporation at the time entitled to vote at any meeting of the stockholders and having, in the aggregate, the right to cast more than twenty five percent (25%) of the votes at any such meeting. If such officers or the Board shall fail to call such meeting within twenty (20) days after receipt of such request, any stockholder executing such request may call such meeting. Any such special meeting of the stockholders shall be held at such place or places, within or without the State of Delaware, as shall be specified in the notice or waiver of notice thereof.

Section 4. Record Date.

(a) In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given or, if such notice is waived by all of the stockholders, the close of business on the day next preceding the day on which such meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for such adjourned meeting.

(b) In order to determine the stockholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law of the State of Delaware, as then in effect (the “Law”), shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation at its registered office shall be made by personal delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 5. Notice of Meetings; Waiver.

(a) Each notice of each meeting of stockholders shall state the place, date and hour of such meeting and, unless it is for an annual meeting of stockholders, shall indicate that it is being sent by or at the direction of the person(s) calling such meeting and state the purpose(s) for which such meeting is being called. If, at any meeting of stockholders, action is proposed to be taken which would, if taken, give stockholders fulfilling the requirements of Section 262 of the Law the right to receive payment for their shares of capital stock of the Corporation, the notice of such meeting shall include a statement of such proposed action and such right. Not less than ten (10) nor more than sixty (60) days before the date of such meeting, the Secretary (or, in the event of his absence, any Assistant Secretary) shall give or cause to be given a copy of the notice of such meeting, either by personal delivery, by mail or by electronic transmission (if made in accordance with this Section 5(a)) to each stockholder entitled to notice of such meeting. If mailed, such notice shall be deemed to have been given to a stockholder when it is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the stock records of the Corporation or, if such stockholder shall have filed with the Secretary a written request providing that notices be mailed to some other address, then directed to such stockholder at such other address.

Without limiting the manner in which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Law, the Corporation’s Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), or these Bylaws, shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted by the Law and this paragraph, shall be deemed to have consented to receiving such single written notice. Any such consent shall be revocable by the stockholder by written notice to the Corporation.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 5 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) A written waiver of notice of a meeting of stockholders signed by a stockholder entitled to notice of such meeting, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such stockholder of such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends such meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of stockholders is required to be specified in any written waiver of notice of such meeting.

(c) When a meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if, after such adjournment, the Board fixes a new record date for such adjourned meeting, a notice of such adjourned meeting shall be given to each person entitled to notice of such adjourned meeting.

Section 6. List of Stockholders.

The Secretary shall prepare, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares held of record by each such stockholder. Such list shall be open for inspection by any stockholder, for purposes germane to such meeting, during ordinary business hours, for the ten (10) days prior to such meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place (rather than by means of remote communication), the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. The stock records of the Corporation shall be conclusive evidence as to who is entitled to examine such stock records, the list described in this Section 6 or the books of the Corporation or to vote at any meeting of stockholders.

Section 7. Quorum; Manner of Acting.

Except as otherwise required by the Law or the Certificate of Incorporation, the presence, at the commencement of such meeting, in person or by proxy of a holder or holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall be required in order to constitute a quorum for the transaction of business thereat; provided, that such holders include holders of at least a majority of the Series F Preferred Stock or their respective successors and assigns.

(a) If a quorum shall not be present at the commencement of any meeting of stockholders, the holder or holders of a majority of the issued and outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote at such meeting may adjourn such meeting to another time and place.

(b) Except as otherwise required by the Law or the Certificate of Incorporation, a matter submitted to a vote at a meeting of stockholders shall have been approved only if: (i) a quorum was present at the commencement of such meeting and at the time of such vote and (ii) the holder or holders of a majority of the issued and outstanding shares of the capital stock of the Corporation present in person or by proxy and entitled to vote on such matter shall have voted to approve such matter.

(c) At all meetings of stockholders, a stockholder may vote by proxy (i) executed in writing by the stockholder or such stockholder’s duly authorized attorney-in-fact or (ii) transmitted by the stockholder or such stockholder’s duly authorized attorney-in-fact by telegram, cablegram or other means of electronic transmission to the proxyholder or to a proxy solicitation firm, proxy support system or like agent duly authorized by the proxyholder to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Such proxy must be filed with the Secretary of the Corporation at or before the time of the meeting. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient under the Law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(d) If authorized by the Board in accordance with these Bylaws and the Law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (x) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at a meeting by means of remote communication is a stockholder or proxyholder, (y) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 8. Order of Business; Voting.

(a) At each meeting of stockholders, the Chairman, or, in the absence of the Chairman (including an absence because no Chairman shall have been designated), the President, or, in their absence, a person designated by the Board, or in the absence of all of them, a person designated by the holders of a majority of the outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote at such meeting shall act as the chairman of such meeting. The chairman of each meeting of stockholders shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting. The chairman of the meeting shall announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

(b) The Secretary shall act as secretary for each meeting of stockholders and keep the minutes thereof, but, in the absence of the Secretary, the chairman of such meeting shall appoint some other person to act as secretary of such meeting.

(c) At each meeting of stockholders, unless required by the Law, requested by any stockholder (present in person or by proxy and entitled to vote at such meeting) or directed by the chairman of such meeting, neither the vote for the election of directors (if applicable) nor any other business at such meeting is required to be conducted by written ballot.

(d) Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without any prior notice and without a vote thereon, if (i) stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders entitled to vote thereon were present and voting, consent in writing to such action and (ii) such writing(s) are filed with the minutes of proceedings of the stockholders. Prompt written notice of the taking of such action shall be given by the Secretary to all stockholders who have not consented in writing to such action.

Section 9. Inspectors.

(a) The Board in advance of any meeting of stockholders may (and shall, if required by the Law) appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of such meeting may, and on request of any stockholder present in person or by proxy and entitled to vote at such meeting shall, appoint one or more such inspectors. Inspectors need not be stockholders. In case any person so appointed fails to appear or act, the vacancy may be filled by appointment of another person by the Board in advance of such meeting or at such meeting by the chairman of such meeting.

(b) Each inspector appointed to act at any meeting of stockholders shall, before entering upon the discharge of his duties, take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, the number of shares represented at such meeting, the existence of a quorum and the validity and effect of proxies, (ii) receive votes or ballots, (iii) hear and determine all challenges and questions arising in connection with the right to vote, (iv) count and tabulate all votes or ballots, (v) determine the result and (vi) do all acts which may be proper in connection with conducting a vote at such meeting, with fairness to all stockholders. On the request of the chairman of such meeting or any stockholder present in person or by proxy and entitled to vote at such meeting, the inspector(s) shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts so stated and of the vote so certified.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Powers; Qualifications; Number; Election.

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in the Certificate of Incorporation, the Board may exercise all of the authority and powers of the Corporation and do all of the lawful acts and things which are not by the Law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The directors shall act only in their capacity as members of the Board and the individual directors shall have no power as such. Each director shall be at least twenty-one (21) years of age. A director is not required to be a resident of the State of Delaware or a stockholder. The Board shall consist of not less than two (2) or more than five (5) directors. Subject to the Certificate of Incorporation, the number of directors constituting the Board may be decreased at any time by the stockholders (but not below two (2) directors) or increased at any time by the stockholders or the Board (but not above five (5) directors).

(b) At all elections of directors by stockholders entitled to vote thereon, the individuals receiving a plurality of the votes cast shall be deemed to have been elected as directors.

Section 2. Term of Office of a Director.

The term of office of each director shall commence at the time of his election and qualification and shall expire upon the due election and qualification of his successor (which may be such director, if he is re-elected) at the annual meeting of stockholders following his election or his earlier death, resignation or removal.

Section 3. Resignations; Removals; Filling of Vacancies.

(a) Any director may resign at any time by giving written notice of his resignation to the Board or the Secretary. Such resignation shall take effect at the time of receipt of such notice by the Board or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Except as provided in the Certificate of Incorporation, any director or the entire Board may be removed, with or without cause, by the holder or holders of a majority of the shares then entitled to vote at an election of directors.

(c) If any vacancies shall occur on the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum; provided, however, such vacancy or newly created directorship shall only be filled in accordance with the Certificate of Incorporation. A director elected to fill a vacancy or a newly created directorship in accordance with the preceding sentence shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

(d) Any vacancies on the board, including as a result of removal, death, resignation or the creation of a new directorship shall be filled in accordance with the Certificate of Incorporation.

Section 4. Meetings of the Board; Notice; Waiver.

(a) All regular meetings of the Board shall be held at such places within or without the State of Delaware as may be fixed by the Board. All special meetings of the Board shall be held at such place or places within or without the State of Delaware as may be specified in the notices of such meetings.

(b) Regular meetings of the Board for the transaction of such business as may be properly brought before such meetings shall be held on such dates and at such times as may be fixed by the Board. Notices of such regular meetings are not required to be given.

(c) Special meetings of the Board shall be held whenever called by the President or the Secretary of the Corporation, or by the Chairman, should one be appointed as provided in these Bylaws. The President or the Secretary of the Corporation shall call a special meeting of the Board whenever requested by at least two (2) directors. If such officers shall fail to call such meeting within twenty-four (24) hours after receipt of such request, any of the directors making such request may call such meeting. Special meetings of the Board may be called on at least twenty-four (24) hours’ notice. Such notice shall state the place, date and hour of such meeting. Each notice of each special meeting of the Board shall be deemed delivered (i) upon receipt, if by hand delivery, (ii) upon transmission, if sent by electronic mail, when directed to an electronic email address usually used by the particular director for the conduct of his duties with respect to the Corporation or such other email address as such director may from time to time designate to the Secretary of the Corporation, (iii) the next business day, if sent by a reputable overnight courier service such as FedEx or UPS, (iv) on the fifth calendar day following deposit in the United States first class mail, certified, postage prepaid, return receipt requested and addressed to such director at his residence or usual place of business.

(d) A written waiver of notice of a meeting of the Board signed by a director (which may be by electronic transmission if the Corporation reasonably believes such waiver was sent by the director), before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such director of such meeting. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when such director attends such meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board is required to be specified in any written waiver of notice of such meeting.

Section 5. Quorum; Adjournment.

(a) The presence at any meeting of the Board of (i) a majority of the entire Board and (ii) the total number of directors who have been designated by the holders of Series F Preferred Stock or their respective successors and assigns pursuant to the Certificate of Incorporation or these Bylaws (the “Designated Directors”), shall be required in order to constitute a quorum for the transaction of business thereat.

(b) Any meeting of the Board may be adjourned from time to time until the business to be transacted at such meeting is completed. If a quorum shall not be present at any such meeting, a majority of the directors present may adjourn such meeting to another time and place. When a meeting of the Board is adjourned to another time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at the original meeting.

Section 6. Manner of Acting.

(a) The Board may designate a Chairman. If so designated, the Chairman shall preside at all meetings of stockholders and of the Board. He shall perform such other duties as the Board may from time to time assign to him. In the absence of the Chairman (including an absence because no Chairman shall have been designated), a chairman of the meeting shall be designated as provided in Section 8(a) of Article I hereof. The chairman of each meeting of the Board shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting.

(b) The Secretary shall act as secretary of each meeting of the Board and keep the minutes thereof, but, in the absence of the Secretary, the chairman of such meeting shall appoint some other person to act as secretary of such meeting. If the Secretary is not a director, the Board may exclude the Secretary from all or any portion of a meeting of the Board.

(c) At each meeting of the Board each director shall be entitled to one (1) vote. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, a matter submitted to a vote at a meeting of the Board shall have been approved only if a quorum was present at the time of the vote thereon and a majority of the directors present at that time shall have voted to approve such matter. The directors shall act only as a Board, and the individual directors shall have no power as such.

(d) Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the directors consent in writing or by signed electronic transmission (either of which may be in counterparts) to such action and such writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board.

Section 7. Participation in Meeting by Telephone.

One or more directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other at the same time. Participation in a meeting of the Board by such means shall constitute presence in person at such meeting.

Section 8. Compensation and Expenses of Directors.

Directors may be compensated for rendering services as such as determined from time to time by the Board. Directors shall be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with rendering services as such.

ARTICLE III

COMMITTEES OF THE BOARD

Section 1. Regular Committees.

The Board may, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the entire Board, designate one or more committees of the Board (including an Executive Committee). The members of each such committee shall consist of (i) all of Designated Directors and (ii) such other directors (but only such directors) designated by the Board, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the entire Board. Any vacancy on any committee resulting from death, resignation, removal or otherwise, shall be filled by the Board in accordance with the preceding sentence. Directors elected to fill such vacancies shall hold office for the balance of the term(s) of the members whose vacancies are so filled. Each committee will report its actions in the interim between meetings of the Board at the next meeting of the Board or as otherwise directed by the Board.

Section 2. Regular Committee Powers.

Any committee of the Board, to the extent (but only to the extent) provided in a resolution or resolutions adopted by an affirmative vote of a majority of the entire Board, (i) shall have and may exercise all of the powers and authority of the Board and do all of the lawful acts and things which may be done by the Board in the management of the business and affairs of the Corporation and (ii) may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to do the following: amend the Certificate of Incorporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation; except as otherwise provided in the Certificate of Incorporation, call a meeting of stockholders; amend or repeal these Bylaws or adopt new Bylaws; or, unless the Certificate of Incorporation, these Bylaws or resolutions adopted by an affirmative vote of a majority of the entire Board shall expressly so provide, declare a dividend, authorize the issuance of shares of capital stock of the Corporation or adopt a certificate of ownership and merger.

Section 3. Advisory Committees.

The Board or a committee of the Board may designate one or more advisory committees to report to the Board or a committee of the Board. Each such advisory committee shall consist of one or more individuals designated by the Board or the committee of the Board which designated such advisory committee. Such individuals are not required to be directors. The Board may designate one or more individuals as alternate members of any advisory committee who may replace any absent or disqualified member of such advisory committee at any meeting of such committee. Any absence of any member of any advisory committee or vacancy on any advisory committee resulting from death, resignation, removal or otherwise, which is not filled by an alternate member, shall be filled only by the Board or the committee of the Board which designated such advisory committee. Individuals elected to fill such vacancies shall hold office for the balance of the term(s) of the members whose vacancies are so filled. Each advisory committee will report its actions in the interim between meetings of the Board or the committee of the Board which designated such advisory committee at the next meeting of the Board or the committee of the Board which designated such advisory committee or as otherwise directed by the Board or the committee of the Board which designated such advisory committee. An advisory committee shall have none of the powers or authority of the Board or any committee of the Board.

Section 4. Procedures.

Unless otherwise expressly authorized by the Board in the resolution(s) designating such committee or advisory committee, the members of committees or advisory committees shall act only as a committee and the individual members shall have no power as such. Any member of any committee or advisory committee may be removed as such at any time by the Board, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the entire Board. The presence, at any meeting thereof, of (i) a majority of the total number of members which a committee or advisory committee would have if there were no vacancies thereon and (ii) each of the members of such committee or advisory committee who is a Designated Director shall be required in order to constitute a quorum for the transaction of business at such meeting. The term of office of each member of any committee or advisory committee shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected or until his earlier death, resignation or removal. Except as otherwise provided in this Article III or in the resolution(s) designating such committee or advisory committee and except for the reference to presiding at meetings of stockholders in Section 6(a) of Article II hereof, Sections 4, 5, 6, 7 and 8 of Article II hereof shall apply to committees and advisory committees and members thereof as if references therein to the Board and directors were references to such committees and members, respectively.

ARTICLE IV

OFFICERS

Section 1. Officers.

The officers of the Corporation shall be a Chairman, President, Chief Executive Officer, a Secretary and a Treasurer. The officers shall be elected at any time and from time to time by the Board. The Board may also elect or appoint, in accordance with Section 7 of this Article IV, such other officers as it may at any time and from time to time determine. Any of such offices may be held by the same person.

Section 2. Chairman.

The Chairman, when present, shall preside at all meetings of the stockholders and the Board. The Chairman shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time. If there is no President, then the Chairman of the Board shall also serve as the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 3 of this Article IV.

Section 3. President.

The President shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 4. Chief Executive Officer.

The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, subject to the control of the Board and the President, have general authority and exercise general supervision over the business and affairs of the Corporation. Except for such duties as may be expressly delegated by the Board to a President (if any) or other officer, the Chief Executive Officer shall also generally have all of the authority and perform all of the duties and have such other responsibilities or powers as the President or Board shall designate from time to time. The Chief Executive Officer shall see that all orders of the President or the Board are carried into effect and shall have responsibility for implementation of the policies of the Corporation, as determined by the President or the Board. The Chief Executive Officer shall, generally, perform such duties as may from time to time be assigned to him by the President or the Board or these Bylaws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board.

Section 5. Secretary.

The Secretary shall, subject to the control of the Board and the President, act as secretary of, and keep the minutes of, the proceedings of the Board and the stockholders in books belonging to the Corporation, give or cause to be given notice of all meetings of stockholders and directors as required by these Bylaws, be custodian of the seal of the Corporation, affix the seal, or cause it to be affixed, to all certificates for shares of capital stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, have charge of the stock records of the Corporation and of the other books, records and papers of the Corporation relating to its organization as a corporation and see that the reports, statements and other documents required by law relating to the maintenance of the existence, qualifications and franchises of the Corporation as a corporation are properly kept or filed. The Secretary shall, subject to the control of the Board and the Chief Executive Officer, generally perform all of the duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or these Bylaws.

Section 6. Treasurer.

The Treasurer shall, subject to the control of the Board and the President, have charge and custody of and be responsible for all of the funds and securities of the Corporation, keep or have kept full and accurate accounts of assets, liabilities, receipts, disbursements and other transactions of the Corporation in books belonging to the Corporation, cause or have caused regular audits of such books to be made and all moneys and other valuable effects to be deposited in the name of and to the credit of the Corporation in such banks or other depositories as may be designated by the Board. The Treasurer shall, subject to the control of the Board and the President disburse the funds of the Corporation as ordered by the Board or the other officers of the Corporation in accordance with these Bylaws, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and to the Board at its meetings or whenever he or it may require a statement of all his transactions as treasurer and an account of the financial condition of the Corporation. In general, the Treasurer shall, subject to the control of the Board and the Chief Executive Officer, perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or these Bylaws. Unless provided to the contrary in a Board resolution appointing either a Treasurer or a Chief Financial Officer, the title of “Chief Financial Officer” shall be synonymous with the title of “Treasurer”.

Section 7. Additional Officers.

The Board may from time to time elect or appoint such other officers (including, without limitation, a President, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and other assistant officers) of the Corporation as the Board may deem proper, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the Chief Executive Officer pursuant to authority delegated to him by the Board may from time to time determine.

Section 8. Removal.

Any officer of the Corporation may be removed at any time by the Board or by the President pursuant to authority delegated to him by the Board.

Section 9. Resignations.

Any officer may resign from his office at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary. The resignation of any officer shall take effect at the time of receipt of such notice by the Board, the Chief Executive Officer or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall affect any rights which the Corporation may have under any agreement with such officer.

Section 10. Giving of Bond by Officers.

All officers of the Corporation, if required to do so by the Board, shall furnish bonds to the Corporation for the faithful performance of their duties subject to such penalties and with such conditions and security as the Board may from time to time require. All expenses of any such bond shall be paid by the Corporation.

Section 11. Compensation of Officers.

Compensation of officers of the Corporation may be fixed from time to time by the Board or, in the case of officers other than the Chief Executive Officer, by the Chief Executive Officer pursuant to authority delegated to him by the Board.

Section 12. Term of Office.

Subject to Section 7 of this Article IV, the term of office of each officer shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected and qualified or his earlier death, resignation or removal.

Section 13. Voting Stock Held by Corporation.

Except as otherwise determined from time to time by the Board, the Chief Executive Officer shall have full power and authority in the name and on behalf of the Corporation to attend, act and vote at any meeting of stockholders, partners or owners of any corporation, limited liability company, partnership or other entity in which the Corporation may hold stock, a partnership interest or other ownership interest and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock or interest which, as the owner thereof, the Corporation might have possessed and exercised. The Board may from time to time confer like powers upon any other person(s) and the Chief Executive Officer may delegate his powers hereunder to any other officer of the Corporation. With respect to the election of the board of directors (or equivalent) of any subsidiary of the Corporation, all stock, partnership, limited liability company or other voting or ownership interests shall be voted (or consent given) in such manner as to cause the board of directors (or equivalent) of such subsidiary to be comprised of the same individuals as the Board, provided, however, this sentence shall not apply (a) to any election from and after such structure is not required with respect to the Corporation under the Certificate of Incorporation or (b) to any particular election if waived by each of the Designated Directors.

ARTICLE V

INDEMNIFICATION

Section 1. Limitations of Directors’ Personal Liability.

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If Law or any other law of the State of Delaware is amended after approval of this bylaw to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Law as so amended. Any repeal or modification of the foregoing provisions of this bylaw shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Section 2. Indemnification for Actions Other Than Those By or in the Right of the Corporation.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorney costs, fees and expenses), liabilities and losses (including judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person (or one or more of such person’s affiliates) in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation, partnership, limited liability company, joint venture, trust or other enterprise), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorney costs, fees and expenses), liabilities and losses (including judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person (or one or more of such person’s affiliates) in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation, partnership, limited liability company, joint venture, trust or other enterprise), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3. Indemnification for Actions By or in the Right of the Corporation.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorney’s costs, fees and expenses), liabilities and losses (including judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person (or one or more of such person’s affiliates) in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation, partnership, limited liability company, joint venture, trust or other enterprise) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation (or such other corporation, partnership, limited liability company, joint venture, trust or other enterprise) unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, liabilities or losses which such court shall deem proper.

(b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorney costs, fees and expenses), liabilities and losses (including judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person (or one or more of such person’s affiliates) in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation, partnership, limited liability, joint venture, trust or other enterprise) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation, partnership, limited liability company, joint venture, trust or other enterprise) unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, liabilities or losses which such court shall deem proper.

Section 4. Successful Defense of Action.

Notwithstanding, and without limitation of, any other provision of this Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 5. Determination Required.

Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (a) by the Board by a majority vote of the directors who are not parties to the particular action, suit or proceeding, even though less than a quorum, (b) by a committee of the directors who are not parties to the particular action, suit or proceeding designated by a majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 6. Advances.

Expenses (including attorney’s costs, fees and expenses) incurred by an officer or director in defending or investigating any civil, criminal, administrative or investigative action, suit or proceeding referred to in Section 1 or 2 of this Article V shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorney’s costs, fees and expenses) incurred by employees or agents who are not officers or directors may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The right provided in the first sentence of this Section 5 of this Article V is a contract right.

Section 7. Nonexclusive Rights; Duration.

The indemnification and rights provided by this Article V shall not be deemed exclusive of any other indemnification, rights or limitations of liability to which any person may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person’s official capacity or as to action in another capacity while holding office. The indemnification and rights provided by this Article V shall continue as to any person although such person has ceased to be a director, officer, partner, member, employee, agent or trustee and shall inure to the benefit of such person’s heirs, executors, administrators and other legal representatives, and shall be binding upon all successors of the Corporation.

Section 8. Effect of Other Indemnification.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director of another corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity that is not a direct or indirect wholly-owned subsidiary of the Corporation shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity.

Section 9. Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 10. Employee Benefit Plans.

For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; the reference to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 11. Insurance.

The Corporation may, when authorized by the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

ARTICLE VI

CONTRACTS; BANK ACCOUNTS

Section 1. Execution of Contracts.

Except as otherwise provided in these Bylaws, the Board may from time to time authorize any officer, employee, agent or representative of the Corporation, in the name and on behalf of the Corporation, to enter into any contract or engagement or execute and deliver any instrument. Such authorization may be general or confined to specific instances. Unless so authorized by the Board or these Bylaws, no officer, employee, agent or representative shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 2. Checks; Drafts; Notes.

All checks, drafts and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation in the manner authorized from time to time by the Board.

Section 3. Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories selected from time to time by the Board or by an officer, employee, agent or representative of the Corporation to whom such authority may from time to time be delegated by the Board. For the purpose of making such a deposit, any officer, employee, agent or representative to whom authority to make such a deposit is delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

ARTICLE VII

SHARES; DIVIDENDS

Section 1. Certificates.

Every holder of record of a share or shares of capital stock of the Corporation then outstanding shall be entitled to a duly signed certificate in proper form certifying that such holder is the record holder of such share or shares. Certificates for shares of capital stock and other securities of the Corporation shall be issued in such forms as the Board may prescribe. Such certificates shall be signed by the Chairman and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The seal, if any, of the Corporation or a facsimile thereof shall be affixed on such certificates, and such certificates shall be countersigned and registered in such manner, if any, as the Board may prescribe. In case any officer, transfer agent or registrar who has signed or whose signature has been placed upon any certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, such certificate may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issuance of such certificate.

Section 2. Transfers.

Transfers of shares of capital stock of the Corporation shall be made on the records of the Corporation only upon authorization by the record holder of such shares in person or by such holder’s duly authorized attorney or legal representative, upon surrender and cancellation of certificates therefor duly endorsed or accompanied by duly executed stock powers (with such proof of authenticity of signature, if any, as the Corporation or its agent may require) for a like number of shares, upon payment of all applicable taxes thereon, if any, and upon compliance with any restrictions on transfer thereof, if any. The person in whose name shares of capital stock of the Corporation stand on the records of the Corporation shall be deemed the owner of such shares for all purposes regarding the Corporation. The Board may make such additional rules and regulations and take such actions as it may deem expedient, not inconsistent with the Certificate of Incorporation and these Bylaws, concerning the issue, transfer and registration of certificates or the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 3. Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate for shares of capital stock of the Corporation in order to replace any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the holder of the lost, stolen or destroyed certificate, or such holder’s legal representative, to give to the Corporation a bond or other security to indemnify it against all losses, liabilities and expenses (including attorneys’ fees and expenses) incurred in connection with investigating, defending and settling any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4. Dividends.

Subject to the provisions of the Certificate of Incorporation and to the extent permitted by the Law, the Board may declare and pay dividends on shares of any class or series of capital stock of the Corporation at such times and in such amounts as, in its opinion, the conditions of the business of the Corporation render advisable. Before payment of any dividend, the Board may set aside out of the surplus or net profits of the Corporation such sum or sums as the Board may from time to time, in its absolute discretion, deem proper as a reserve fund to meet contingencies or for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purposes as the Board may from time to time deem to be in the best interests of the Corporation.

ARTICLE VIII

RIGHT OF FIRST REFUSAL

Section 1. Right of First Refusal.

(a) No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(1) If the stockholder desires to sell or otherwise transfer any of his shares of stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(2) For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all or any portion of the shares specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article VIII, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board. In the event the Corporation elects to purchase all of the shares or a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(b) The Corporation may assign its rights hereunder.

(c) In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said transferring stockholder’s notice; provided, that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares at the fair market value for such stock at such time as determined in good faith by the Board.

(d) In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Article VIII in the same manner as before said transfer.

(e) Notwithstanding any contrary provision hereof, the following transactions shall be exempt from the provisions of this bylaw:

(1) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

(2) A stockholder’s transfer of any or all of such stockholder’s shares to the Corporation.

(3) A transfer by a stockholder which is a limited or general partnership to any or all of its partners, or which is a limited liability company to any or all of its members.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Article VIII, and there shall be no further transfer of such stock except in accordance with Article VIII.

(f) The provisions of this bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board.

(g) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Article VIII are strictly observed and followed.

(h) The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

(i) The certificates representing shares of stock of the Corporation shall bear on their face a legend substantially as set forth below so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE IX

CORPORATE SEAL

The Board may adopt a corporate seal of the Corporation which shall be in such form as the Board may from time to time determine. When authorized by these Bylaws or by the Board, a facsimile of the corporate seal may be affixed in lieu of the corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed from time to time by the Board and, in the absence thereof, shall be the calendar year.

ARTICLE XI

AMENDMENTS

These Bylaws may be altered, amended, changed or repealed, and new Bylaws adopted, by the Board, subject to the consent or vote of the Designated Directors, but the stockholders may adopt additional Bylaws and may alter, amend, change or repeal any Bylaw whether or not adopted by them, subject to the consent or vote of the Required Holders.

ARTICLE XII

CONSTRUCTION

Section 1. Pronouns.

Unless otherwise expressly specified in these Bylaws, the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural of such word.

Section 2. Certain Definitions.

(a) The term “entire Board” as used herein shall mean the total number of members that the Board would have if there were no vacancies on the Board.

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